Exhibit 3.1

AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
OPES ACQUISITION CORP.

Pursuant to Section 242 of the

Delaware General Corporation Law

The undersigned, being a duly authorized officer of OPES ACQUISITION CORP, (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is Opes Acquisition Corp.

2.	The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 24, 2017. An Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on March 13, 2018. An amendment to the Amended and Restated Certificate of Incorporation was filed on September 16, 2019. A second amendment to the Amended and Restated Certificate of Incorporation was filed on November 15, 2019. A third amendment to the Amended and Restated Certificate of Incorporation was filed on January 15, 2020. A fourth amendment to the Amended and Restated Certificate of Incorporation was filed on March 16, 2020. A fifth amendment to the Amended and Restated Certificate of Incorporation was filed on June 18, 2020.

3.	This Amendment to the Amended and Restated Certificate of Incorporation further amends the Amended and Restated Certificate of Incorporation of the Corporation.

4.	This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of a majority of the issued and outstanding stock at a meeting of stockholders in accordance with ARTICLE SIXTH of the Amended and Restated Certificate of Incorporation and the provisions of Sections 242 the General Corporation Law of the State of Delaware.

5.	The text of Article SIXTH, subsection A. 5 of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in full as follows:

“5. “Termination Date” means November 15, 2020.

IN WITNESS WHEREOF, I have signed this Amendment to the Amended and Restated Certificate of Incorporation this 15th day of September, 2020.

/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Chief Executive Officer